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                                                       Exhibit 15


November 14, 1995



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954, No. 2-89680, No.
33-01771, No. 33-02980, No. 33-17133, No. 33-28721, No. 33-32876, No.
33-33552, No. 33-36422, No. 33-38777, No. 33-48629, No. 33-62124, No. 33-65008
and No. 33-53801; Forms S-3 No. 2-89469, No. 33-06038, No. 33-17706, No. 33-
43268, No. 33-66654 and No. 33-50997) of American Express Company of our report dated November 13, 1995 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three-month and nine-month periods ended September 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




/s/Ernst & Young LLP

New York, New York